UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012 (December 10, 2012)

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 10, 2012, HCA Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Morgan Stanley & Co. LLC (the “Underwriter”) and the selling shareholders listed on Schedule A thereto (the “Selling Shareholders”), relating to the underwritten offering of 32,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-175791), filed on December 10, 2012, as supplemented by the prospectus supplement dated December 10, 2012. All of the Shares are being sold by the Selling Shareholders. Pursuant to the Underwriting Agreement, the Underwriter purchased the Shares at a price of $33.00 per share in a transaction that was completed on December 14, 2012.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 10, 2012, among HCA Holdings, Inc., the Selling Shareholders named on Schedule A thereto and Morgan Stanley & Co. LLC, as Underwriter

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ R. Milton Johnson
R. Milton Johnson
President and Chief Financial Officer

Date: December 14, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 10, 2012, among HCA Holdings, Inc., the Selling Shareholders named on Schedule A thereto and Morgan Stanley & Co. LLC, as Underwriter

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

4